UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

NCI, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51579	20-3211574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 24, 2011, NCI, Inc. (“NCI” or the “Company”) issued a press release to announce that Mr. Brian J. Clark, age 40, is joining the Company and will assume the position of the Executive Vice President, Chief Financial Officer and Treasurer beginning on or about April 15, 2011. Mr. Clark previously served as the Executive Vice President, Chief Financial Officer and Treasurer of Stanley, Inc. (“Stanley”), a provider information technology services and solutions to U.S. defense, intelligence, and federal civilian government agencies from 2006 until 2010, when Stanley was acquired by CGI Group, Inc. Prior to joining Stanley, he held various executive positions at Titan Corporation from 2001 to 2006, most recently as Vice President and Corporate Controller. Prior thereto he had been Titan’s Vice President of Strategic Transactions where he managed the company’s mergers and acquisitions program, as well as divestitures, equity joint ventures and other strategic transactions. From 1996 to 2001, he held various positions at Arthur Andersen LLP, a public accounting firm, most recently as a Senior Manager. From 1994 to 1996, he held various positions at Deloitte & Touche LLP, a public accounting firm, most recently as a senior staff accountant. Mr. Clark holds a B.S. degree in Accounting from Virginia Polytechnic Institute and State University and is a Certified Public Accountant.

As is the case with the Company’s other executive officers, Mr. Clark will not be subject to an employment agreement, although he will enter into an Executive Change in Control and Severance Agreement, which will provide for certain payments to be made upon a change in control and termination. Mr. Clark will initially receive a salary of $370,000 per year and will be eligible for an annual cash bonus for 2011 performance, the amount of which will be dependent upon the achievement of certain target performance goals to be established by the Company’s Compensation Committee. The bonus amount at target will be 75% of base salary ($277,500) for 2011.

Upon joining the Company, Mr. Clark will receive an option award of 75,000 options to purchase NCI stock at the fair market value on the date of grant and a grant of 80,000 restricted shares of stock. Both grants vest in four equal annual installments beginning on the date of grant.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 24, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: January 24, 2011

By: /s/ Michele R. Cappello
Michele R. Cappello
Senior Vice President, General Counsel, and Secretary